Exhibit 10.44
Re: 4000 International Parkway
Carrollton, Texas
FIFTH AMENDMENT TO LEASE AGREEMENT

THE STATE OF TEXAS	§ §	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DENTON	§
     THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) has been entered into as of the 4th day of February, 2009 (“Effective Date”), by ARI-COMMERCIAL PROPERTIES, INC., a California corporation, in its capacity as agent for the tenants in common owners of the Property (“Landlord”), and REALPAGE, INC., a Delaware corporation, successor-in-interest to RealPage, Inc., a Texas corporation (“Tenant”).
RECITALS:
     A. CB Parkway Business Center V, Ltd. (“Prior Landlord”) and RealPage, Inc., a Texas corporation (“Prior Tenant”), have heretofore executed that certain Lease Agreement (the “Original Lease”), dated July 23, 1999, as amended by (i) First Amendment to Lease Agreement, dated as of November 29, 1999, (ii) Second Amendment to Lease Agreement, dated as of January 30, 2006, (iii) Third Amendment to Lease Agreement, dated as of August 28, 2006, and (iv) Fourth Amendment to Lease Agreement (“Fourth Amendment”), dated as of approximately November 2007 (such Original Lease, as so amended, is hereinafter called the “Lease”), pursuant to which Tenant leased certain premises (the “Original Premises”) containing 126,093 rentable square feet located at 4000 International Parkway, Carrollton, Denton County, Texas, and more particularly described in the Lease (the “Building”). The Original Lease, as so amended, is hereinafter referred to as the “Lease.” Unless otherwise defined herein, all initially capitalized terms will have the respective meanings assigned thereto in the Lease.
     B. Landlord has acquired the Building and succeeded to all of Prior Landlord’s interest as landlord under the Lease. Tenant has assumed and accepted all of Prior Tenant’s interest and obligations under the Lease.
     C. Landlord and Tenant desire to evidence their Amendment to amend the Lease, subject to the terms set forth herein.

     NOW THEREFORE, for and in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:
ARTICLE I
CERTAIN AMENDMENTS
     SECTION 1.01. Addition of Premises. As of the Effective Date, and subject to the terms and conditions set forth in this Amendment, the Lease shall be amended to reflect that the Original Premises shall be expanded to include the premises outlined on the cross-hatched floor plan attached hereto as Exhibit A-1 consisting of approximately 14,103 rentable square feet on the Southeast Quadrant of the third (3rd) floor (the “Southeast Quadrant Additional Premises”) and approximately 14,102 rentable square feet on the Northeast Quadrant of the third (3rd) floor (the “Northeast Quadrant Additional Premises”) as shown on Exhibit A-2 attached hereto for a total of 28,205 rentable square feet on the third (3rd) floor in Suite 3500 of the Building (the Original Premises, the Southeast Quadrant Additional Premises and the Northeast Additional Premises being collectively referred to as the “Premises”). As of the Effective Date, Exhibit A to the Lease shall be amended to include Exhibit A-1 and A-2 attached to this Amendment and, accordingly, the Premises shall consist of approximately 154,298 rentable square feet in the Building (said Southeast Quadrant Additional Premises and the Northeast Additional Premises being collectively referred to as the “Third Floor Additional Premises”). As of the Effective Date, Tenant’s Proportionate Share shall be amended to be 100%.
     SECTION 1.02. Term. The Term of the Lease for the Third Floor Additional Premises shall be coterminous with the Term of the Lease for the Original Premises, commencing on the Effective Date and expiring August 31, 2016, subject to adjustment or earlier termination as set forth in the Lease.
     SECTION 1.03. Basic Rental — Third Floor Additional Premises. As of the Effective Date, the Basic Rental for the Third Floor Additional Premises during the Term of the Lease shall be as follows:
     Southeast Quadrant Additional Premises:

Period:	Annual Base Rent per R.S.F.:	Monthly Base Rent:
Effective Date - 6/30/10	$00.00	$00,000.00
7/1/10 - 12/31/10	$20.00	$23,505.00
1/1/11 - 12/31/11	$20.00	$23,505.00
1/1/12 - 12/31/12	$20.00	$23,505.00
1/1/13 - 12/31/13	$22.00	$25,855.50
1/1/14 - 12/31/14	$22.00	$25,855.50
1/1/15 - 12/31/15	$22.00	$25,855.50
1/1/16 - 08/31/16	$23.00	$27,030.75

     Northeast Quadrant Additional Premises:

Period:	Annual Base Rent per R.S.F.:	Monthly Base Rent:
Effective Date — 12/31/09	$00.00	$00,000.00
1/1/10 — 12/31/10	$20.00	$23,503.33
1/1/11 — 12/31/11	$20.00	$23,503.33
1/1/12 — 12/31/12	$20.00	$23,503.33
1/1/13 — 12/31/13	$22.00	$25,853.67
1/1/14 — 12/31/14	$22.00	$25,853.67
1/1/15 — 12/31/15	$22.00	$25,853.67
1/1/16 — 08/31/16	$23.00	$27,028.83
     The Basic Rental shall be due and payable in equal monthly installments, each such monthly installment due and payable on the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever. The Basic Rental for the Original Premises shall remain as set forth in the Lease.
     SECTION 1.04. Expense Stop. Tenant’s Expense Stop for the Third Floor Additional Premises shall be the actual costs incurred by Landlord in the calendar year 2009 and said payment shall commence January 1, 2010. The Expense Stop for the Original Premises shall remain as set forth in the Lease.
     SECTION 1.05. Parking. As of the Effective Date, Tenant shall be entitled to use an additional one hundred twelve (112) unreserved and unassigned parking spaces in the parking areas associated with the Building. Exhibit B sets forth all reserved and assigned, as well as all unreserved and unassigned parking spaces for the Building to which Tenant shall be entitled for the Term.
     SECTION 1.06. AS IS. Except as set forth on Exhibit C, Landlord is leasing the Premises to Tenant “as is” “where is” without representation or warranty, without any obligation by Landlord to alter, remodel, improve, repair or decorate any part of the Premises.
     SECTION 1.07. Authority. Tenant represents that it is the Tenant under the Lease and has not assigned or sublet any portion of the Premises to a third party. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is a duly formed and validly existing corporation under the laws of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so. Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.
     SECTION 1.08. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment except that Landlord has retained Peloton Real Estate Partners (hereafter, the “Broker”). Landlord shall pay to Broker the commission arising out of this Amendment pursuant to a separate agreement between Landlord and such Broker. Landlord and Tenant hereby indemnify each other from the payment of any commissions owed to any broker with respect to this Amendment resulting from the acts of such party, but not otherwise.

     SECTION 1.09. No Offer. The submission of this Amendment to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Amendment unless Landlord executes a copy of this Amendment and delivers it to Tenant.
     SECTION 1.10. Exhibits. Landlord and Tenant agree that the following exhibits have been attached hereto and will be deemed a part of this Amendment and the Lease for all purposes and will be in lieu of any similar rights or provisions currently set forth in the Lease:
     Exhibit A-1 — Southeast Quadrant Additional Premises
     Exhibit A-2 — Northeast Quadrant Additional Premises
     Exhibit B — Parking Spaces and Parking Area
     Exhibit C — Tenant Finish Work: Allowance
     SECTION 1.11. Further Amendments. The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment. Exhibit I of the Original Lease is deleted. The penultimate sentence of Section 6(a), Services; Maintenance, of the Original Lease shall be amended to read as follows: “If Tenant desires heat and air conditioning at any time other than times herein designated, such services shall be supplied to Tenant upon reasonable advance notice from Tenant to Landlord, or upon alternate schedule to the extent Tenant and Landlord otherwise agree in writing.”
ARTICLE II
MISCELLANEOUS
     SECTION 2.01. Ratification. The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Each party represents to the other that it (a) is currently unaware of any default by the other under the Lease; (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of such part enforceable in accordance with its terms, except where such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor’s rights; (c) except as set forth on Exhibit C, Landlord has completed all improvements to the Premises in compliance with all requirements in the Lease; and (d) except as set forth on Exhibit C, all tenant finish costs or allowances payable by Landlord have been paid and no such costs or allowances are payable hereafter under the Lease.

     SECTION 2.02. Notices. All notices to be delivered to Landlord under the Lease or otherwise with respect to the Premises shall, unless Landlord otherwise notifies Tenant, be delivered to Landlord in accordance with the Lease at the following address:
Argus Realty Investors, LP
3040 Post Oak Boulevard, Suite 880
Houston, TX 77056
Attention: Asset Manager
     SECTION 2.03. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.
     SECTION 2.04. Counterparts. This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.
     SECTION 2.05. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LANDLORD AND TENANT ARISING OUT OF THE LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
     SECTION 2.06. OFAC. Neither Tenant nor any of its affiliates, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

LANDLORD: ARI-COMMERCIAL PROPERTIES, INC., a California corporation, in its capacity as agent for the tenants in common owners of the Property
By:	/s/ Signature Illegible
	Name:	Name Illegible
	Title:	VP Asset Mgmt

TENANT: REALPAGE, INC., a Delaware corporation
By:	/s/ Tim Barker
	Name:	Tim Barker
	Title:	CFO

EXHIBIT A-1
SOUTHEAST QUADRANT ADDITIONAL PREMISES

EXHIBIT A-2
NORTHEAST QUADRANT ADDITIONAL PREMISES

EXHIBIT B
PARKING SPACES AND PARKING AREA
BLDG 5 — 4000 INTERNATIONAL PARKWAY, PLANO, TX 75093

EXHIBIT C
TENANT FINISH-WORK: ALLOWANCE
     1. Except as set forth on this Exhibit, Tenant accepts the Premises “AS-IS” and acknowledges that Landlord has no obligation to make or otherwise pay for any improvements, alterations or repairs thereto.
     2. Tenant will have prepared the Working Drawings for the Third Floor Additional Premises. Landlord will review and approve the Working Drawings within ten (10) business days following receipt thereof. As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, which may include Work to other portions of the building leased and occupied by Tenant. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible “as-built” plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes. Tenant shall be responsible for obtaining Landlord’s prior written approval for any Work performed by Tenant. Landlord shall provide to Tenant a Tenant Improvement Allowance (the “Tenant Improvement Allowance”) equal to $24.32 per square foot of Rentable Square Feet (28,205 rsf) or $685,894.00 to be paid by Landlord to Tenant as follows:
•	$400,000 on the earlier to occur of: (a) sixty (60) days following the date of full execution and delivery of this Amendment or (b) within ten (10) business days following Landlord’s receipt of a joint check payable to Landlord and Tenant, said check to be endorsed over to Tenant, such endorsement to be made without any representation or warranty to the collectibility; and

•	$285,894 on the earlier to occur of: (a) July 1, 2009, or (b) within ten (10) business days following Landlord’s receipt of a joint check payable to Landlord and Tenant, said check to be endorsed over to Tenant, such endorsement to be made without any representation or warranty to the collectibility.
     Tenant shall bear the entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction labor and materials (the “Construction Hard Costs”), electrical usage during construction (allocated to Tenant as reasonably agreed by Landlord and Tenant), janitorial services, signage, fees, and related non-ad valorem taxes and insurance costs, all of which costs are herein collectively called the “Total Construction Costs”).

     The entire $24.32 per Rentable Square Feet of the Tenant Improvement Allowance may be used for any construction hard costs for the Premises as well as for those Construction Hard Costs for the Premises at the 4120 International Boulevard Building on the Property, incurred both prior to and after the Effective Date of this Amendment; provided however, and notwithstanding the foregoing, Tenant may elect to use any remaining portion of the Tenant Improvement Allowance for cubicles, workstations, furniture, appliances, cabling and wiring at the Premises as well at the 4120 International Boulevard Building on the Property, incurred both prior to and after the Effective Date of this Amendment (the “Furniture Allowance”).
     6. For avoidance of doubt, Tenant may use the Tenant Improvement Allowance for Construction Hard Costs and Furniture Allowance for expenditures at both the Premises as well as at the 4120 International Boulevard Building on the Property, for expenses incurred both prior to and after the Effective Date of this Amendment. Tenant shall pay to Landlord a construction supervision fee equal to three percent (3%) of the Construction Hard Costs to the Third Floor Additional Premises (not to exceed $18,000), which may be deducted from the Construction Allowance.
     3. To the extent not inconsistent with this Exhibit, the Lease, including, without limitation, Section 7, shall govern the performance of the Work and the Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.